As filed with the Securities and Exchange Commission on April 7, 2026.

Registration No. 333-294887

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Auddia Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7371 (Primary Standard Industrial Classification Code Number)	45-4257218 (I.R.S. Employer Identification Number)

1680 38th Street, Suite 130

Boulder, Colorado 80301
(303) 219-9771
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Thramann

Chief Executive Officer
Auddia Inc.
1680 38th Street, Suite 130
Boulder, Colorado 80301
(303) 219-9771
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

	Jennifer L. Porter, Esq.	Rick Werner
James H. Carroll, Esq.	Justin Platt, Esq.	Alla Digilova
Carroll Legal LLC	Goodwin Procter LLP	Haynes and Boone, LLP
1449 Wynkoop Street, Suite 507	3025 John F. Kennedy Boulevard	30 Rockefeller Plaza, 26th Floor
Denver, CO 80202	Philadelphia, PA 19104	New York, New York 10112
(303) 888-4859	(445) 207-7806	(212) 659-7300

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Auddia Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-294887) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

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Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit Number		Description of Document	Incorporated by reference from Form	Filing Date	Exhibit Number	Filed Herewith

2.1		Agreement and Plan of Merger, dated as of February 17, by and among New Holdco, Inc., Auddia Merger Sub, Inc., Thramann Merger Sub LC, Auddia Inc. and Thramann Holdings, LLC	8-K	02-17-2026	2.1
2.2		Form of Plan of Conversion	8-K	02-22-2021	2.1
3.1		Certificate of Incorporation of Auddia Inc.	8-K	02-22-2021	3.1
3.2		Certificate of Amendment to the Certificate of Incorporation of the Company dated February 23, 2024	8-K	02-27-2024	3.1
3.3		Certificate of Amendment to the Certificate of Incorporation of the Company dated March 27, 2025	8-K	04-01-2025	3.1
3.4		Certificate of Amendment to the Certificate of Incorporation of the Company dated March 30, 2026	8-K	04-02-2026	3.1
3.5		Series B Convertible Preferred Stock Certificate of Designations dated April 23, 2024	8-K	04-29-2024	3.1
3.6		Series C Convertible Preferred Stock Certificate of Designations dated June 30, 2025	8-K	06-30-2025	3.1
3.7		Bylaws of Auddia Inc.	8-K	02-22-2021	3.2
3.8		Amendment to Bylaws dated September 6, 2024	8-K	09-12-2024	3.1
3.9		Form of Warrant after Conversion from an LLC to a Corporation	S-1/A	01-28-2020	3.5
4.1		Form of Common Stock Certificate	S-1/A	10-08-2020	4.1
4.2		Form of IPO Representative’s Common Stock Purchase Warrant	8-K	02-22-2021	4.1
4.3		Description of Securities	10-K	03-31-2021	4.3
4.4		Form of Merger Holding Company Senior Note	8-K	02-17-2026	4.1
4.5		Form of Pre-Funded Warrant	S-1	04-03-2026	4.5
4.6		Form of Common Stock Warrant	S-1	04-03-2026	4.6
5.1		Opinion of Caroll Legal LLC	S-1	04-03-2026	5.1
10.1	#	Form of Auddia Inc. 2020 Equity Incentive Plan	S-1/A	10-22-2020	10.3
10.2	**	Agreement with Major United States Broadcast Company	S-1/A	01-28-2020	10.8
10.3	#	First Amendment to 2020 Equity Incentive Plan	S-8	08-10-2021	99.2
10.4	#	Second Amendment to 2020 Equity Incentive Plan	10-K	03-05-2025	10.5
10.5	#	Form of Stock Option Grant Notice and Stock Option Agreement under 2020 Equity Incentive Plan	S-8	08-10-2021	99.3
10.6	#	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under 2020 Equity Incentive Plan	S-8	08-10-2021	99.4
10.7	#	Form of Inducement Stock Option Grant Notice and Inducement Stock Option Agreement	S-8	08-10-2021	99.5

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Exhibit Number		Description of Document	Incorporated by reference from Form	Filing Date	Exhibit Number	Filed Herewith
10.8	#	Clip Interactive, LLC 2013 Equity Incentive Plan	S-8	08-10-2021	99.6
10.9	#	Form of Stock Option Grant Notice and Stock Option Agreement under 2013 Equity Incentive Plan	S-8	08-10-2021	99.7
10.10	#	Executive Officer Employment Agreement for Michael Lawless dated October 13, 2021	8-K	10-15-2021	10.1
10.11	#	Executive Officer Employment Agreement for Peter Shoebridge dated October 13, 2021	8-K	10-15-2021	10.2
10.13		Common Stock Warrant dated November 14, 2022	8-K	11-14-2022	10.2
10.14		Common Stock Warrant for 600,000 shares dated April 17, 2023	8-K	04-21-2023	10.2
10.15		Common Stock Warrant for 650,000 shares dated April 17, 2023	8-K	04-21-2023	10.3
10.16	#	Employment Agreement, effective as of November 27, 2023, between Auddia Inc. and John E. Mahoney	8-K	12-18-2023	10.1
10.17		Form of Common Stock Warrant dated April 23, 2024	8-K	04-29-2024	10.2
10.18		Form of Registration Rights Agreement dated April 23, 2024	8-K	04-29-2024	10.3
10.19		Common Stock Purchase Agreement, dated as of November 25, 2024, by and between White Lion Capital, LLC and Auddia Inc.	8-K	11-25-2024	10.1
10.20		Registration Rights Agreement, dated as of November 25, 2024, by and between White Lion Capital, LLC and Auddia Inc.	8-K	11-25-2024	10.2
10.21		Form of Securities Purchase Agreement dated June 30, 2025	8-K	06-30-2025	10.1
10.22		Form of Common Stock Warrant dated June 30, 2025	8-K	06-30-2025	10.2
10.23		Form of Registration Rights Agreement dated June 30, 2025	8-K	06-30-2025	10.4
10.24		Amendment 1, dated July 30, 2025, to Equity Line Common Stock Purchase Agreement, dated as of November 25, 2024, by and between White Lion Capital, LLC and Auddia Inc.	8-K	07-30-2025	10.1
10.25		Form of Exchange Agreement dated August 5, 2025	10-Q	08-08-2025	10.35
10.26	#	Employment Agreement, effective as of July 1, 2025, between Auddia Inc. and Jeffrey Thramann	8-K	09-12-2025	10.2
10.27		Form of Merger Support Agreement	8-K	02-17-2026	10.1
10.28		Form of Merger Lock-Up Agreement	8-K	02-17-2026	10.2
10.29		Form of Securities Purchase Agreement	S-1	04-03-2026	10.29
10.30		At-The-Market Issuance Sales Agreement, dated September 13, 2024, by and between Auddia Inc. and Ascendiant Capital Markets, LLC.	8-K	09-13-2024	1.1
23.1		Consent of Haynie & Company, Independent Registered Public Accounting Firm				X
23.2		Consent of Carroll Legal LLC (included in Exhibit 5.1)
23.3		Consent of Haynie & Company, Independent Registered Public Accounting Firm				X
24.1		Power of Attorney (included on signature page)
107		Calculation of Filing Fee Table
104		Cover Page Interactive Data File (embedded within the Inline XBRL document).

___________________________

*	To be filed by amendment.
**	Certain information contained in this Exhibit has been redacted and appears as “XXXXX” as the disclosure of same would be a disadvantage to the Registrant in the marketplace.
#	Indicates management contract or compensatory plan.

(b) Financial statement schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boulder, in the State of Colorado, on this 7th day of April, 2026.

AUDDIA INC.

By:	/s/ John Mahoney
John Mahoney
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Thramann and John Mahoney such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or such persons’ substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Thramann, M.D.	President, Chief Executive Officer, Executive Chairman and Director	April 7, 2026
Jeffrey Thramann, M.D.	(Principal Executive Officer)

/s/ John Mahoney	Chief Financial Officer	April 7, 2026
John Mahoney	(Principal Financial and Accounting Officer)

/s/ Nick Balletta	Director	April 7, 2026
Nick Balletta

/s/ Emmanuel de Boucaud	Director	April 7, 2026
Emmanuel de Boucaud

/s/ Joshua Sroge	Director	April 7, 2026
Joshua Sroge

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